Exhibit 99.1

Contacts:	Kristin Southey
Vice President, Investor Relations
(310) 255-2635
ksouthey@activision.com

Maryanne Lataif
Senior Vice President, Corporate Communications
(310) 255-2704
mlataif@activision.com

FOR IMMEDIATE RELEASE

ACTIVISION BLIZZARD REPORTS RECORD DECEMBER QUARTER

AND CALENDAR YEAR 2008 NON-GAAP COMPARABLE-BASIS RESULTS

-   December Quarter Performance Exceeds Non-GAAP Outlook –

- Company Expects Record Non-GAAP Operating Margin in CY 2009 -

Santa Monica, CA – February 11, 2009 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced December quarter and calendar year financial results.

The company reports results on both a GAAP and a non-GAAP basis.  Non-GAAP results exclude the impact of the change in deferred net revenues and related costs of sales; equity-based compensation expense; non-core exit operations; one-time costs related to the business combination with Vivendi Games; the amortization of intangibles and the changes in cost of sales resulting from purchase price accounting adjustments; and associated tax benefits.  The company also reviews segment performance exclusive of the items noted above. Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results by selected line items of the consolidated statement of operations and reconciliations of the company’s GAAP segment performance and non-GAAP comparable basis performance.

For the quarter ended December 31, 2008, Activision Blizzard’s GAAP net revenues were $1.6 billion and the company’s non-GAAP net revenues were $2.3 billion.   The company’s prior non-GAAP net revenues outlook was $2.2 billion.

For the quarter ended December 31, 2008, Activision Blizzard recorded a GAAP operating loss of $148 million.  The company’s non-GAAP operating income was $644 million for the quarter, the highest in the company’s history.

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Activision Blizzard Announces Calendar Year 2008 and December Quarter Results

For the quarter ended December 31, 2008, Activision Blizzard had a GAAP net loss of $72 million, or a GAAP loss per diluted share of $0.05.  The company had non-GAAP net income of $429 million and non-GAAP earnings per diluted share of $0.31.  The company’s prior non-GAAP earnings per diluted share outlook was $0.29.

For the calendar year, Activision Blizzard’s GAAP net revenues were $3.0 billion.  The company’s segment net revenues from core operations were $3.7 billion. Including Activision’s stand-alone net revenues of $1.3 billion for the pre-acquisition period of January 1 – July 9, 2008, the company’s non-GAAP comparable-basis net revenues were $5.0 billion, the highest in the company’s history.  The company’s prior non-GAAP comparable-basis net revenues outlook was $4.9 billion.

Activision Blizzard’s GAAP operating loss for the calendar year 2008 was $0.2 billion.  The company’s segment operating income from Activision Blizzard’s core operations was $1.0 billion.   Including Activision’s pre-acquisition stand-alone segment operating income of $0.2 billion for January 1 – July 9, 2008, the company’s non-GAAP comparable-basis operating income was $1.2 billion, which is inline with the company’s prior outlook.

Robert Kotick, CEO of Activision Blizzard, stated, “Activision Blizzard has delivered record December quarter and calendar year 2008 non-GAAP comparable-basis results.  On a non-GAAP comparable basis, Activision Blizzard has finished the calendar year as the largest and most profitable third-party publisher with more than $5 billion of net revenues.   These results exceeded the calendar 2009 financial goals that we outlined over a year ago – when we announced the planned combination of Activision and Blizzard – of $4.3 billion of non-GAAP net revenues and non-GAAP operating income of $1.1 billion.  We achieved these results one full year ahead of our original plan.   Our balance sheet remains strong with no debt and more than $3 billion in cash.”

Kotick continued, “In 2008, we had four of the top-10 best-selling games worldwide for the year. Ninety percent of the top-ten best-selling games worldwide were based on proven franchises, validating our strategy of a focused product slate with high-quality titles based on well-established brands.   We enter 2009 with the finest product slate in our company’s history and an organization properly sized and resourced to compete alongside the many new entrants and existing competitors in our industry.  During the year, we will continue to employ our proven strategies that have worked so well for us over the last decade.”

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Activision Blizzard Announces Calendar Year 2008 and December Quarter Results

Kotick added, “During the year, we successfully achieved our merger restructuring goals, including the elimination of unprofitable product lines, right sizing our organization and integrating disparate accounting and IT systems, all with minimal disruption to our business.  The success of our merger integration coupled with the strength of our product lineup should enable us to once again deliver record, industry-leading non-GAAP margins in 2009.  All of our accomplishments reflect the effort, imagination and intellectual and creative talents of the people who work here.  We are well poised to continue generating future shareholder value, as we have for the past 17 years.”

Business Highlights

In North America and Europe, for the calendar year, Activision Blizzard had two of the top-five best-selling franchises on the consoles across all platforms – Guitar Hero and Call of Duty, and was the #1 third-party publisher for the Wii™ platform, according to The NPD Group, Charttrack and Gfk.  Additionally, Blizzard Entertainment’s World of Warcraft®: Wrath of the Lich King™ was the #1 PC title in North America and Europe for the calendar year.

•      Activision Blizzard had four top 10-best selling PC titles in dollars in North America and Europe for the calendar year, according to The NPD Group, Charttrack and Gfk.

•      In North America, Activision Blizzard was the #1 third-party console and handheld software publisher in dollars for the calendar year, according to The NPD Group.

•      For the calendar year, Activision Blizzard had the #1 U.S. best-selling title in dollars on the Nintendo® DS, Guitar Hero® On Tour™, according to the NPD Group.

•      For the December quarter, Activision Blizzard was the #1 console, handheld and PC publisher in the U.S. and Europe, according to The NPD Group, Charttrack and Gfk.

•      During the December quarter, Guitar Hero® III: Legends of Rock™ became the first video game ever to surpass $1 billion in sales from a single title, according to The NPD Group, Charttrack and Gfk.

•      For the December quarter, Activision Blizzard had the #1 and #2 best-selling console titles, Guitar Hero®World Tour™ and Call of Duty®World at War™ respectively, in dollars in North America and Europe, according to The NPD Group.

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Activision Blizzard Announces Calendar Year 2008 and December Quarter Results

•      On December 23, 2008 Blizzard Entertainment, Inc. announced that World of Warcraft® its award-winning subscription-based massively multiplayer online role-playing game, is now played by more than 11.5 million subscribers worldwide.

•      On November 10, 2008 –Activision Publishing acquired video game developer Budcat Creations, an award-winning development studio with expertise on the Wii™ home video game system and the Nintendo® DS™.

•      On November 5, 2008, Activision Blizzard announced that its Board of Directors has authorized a stock repurchase program under which the company can repurchase up to $1 billion of the company’s common stock.  Under this authorization the company purchased $126 million, or approximately 13 million shares, of common stock at an average price of $9.68 per share.

Company Outlook

For the March quarter of calendar year 2009, Activision Publishing expects to release two titles during the last week of March, Guitar Hero® Metallica® and Monsters vs. Aliens™.   Guitar Hero® Metallica enables players to experience the intensity and skill of Metallica, one of the greatest heavy metal bands of all time, as well as 20 other bands hand-picked by Metallica for their influence on the band’s music.  The game will be released for the Xbox 360™ video game system from Microsoft, PlayStation®3 computer entertainment system and Nintendo Wii . Additionally, the company will release Monsters vs. Aliens™, based on DreamWorks Animation’s upcoming 3D movie, for the PlayStation 2 computer entertainment system, PlayStation 3 computer entertainment system, Xbox 360 video game system from Microsoft, Nintendo Wii, Nintendo DS, and Games for Windows ™ PC.

Due to current macroeconomic conditions, the company’s outlook is subject to significant risks and uncertainties including declines in demand for the company’s products, fluctuations in foreign exchange rates, and counterparty risks relating to customers, licensees, licensors and manufacturers.  The company’s outlook is also based on assumptions about sell through rates for the company’s products, the new slate of products and progress in integrating operations following the company’s recent business combination transaction.  As a result of these and other factors, actual results may deviate materially from the outlook presented below.

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Activision Blizzard Announces Calendar Year 2008 and December Quarter Results

For calendar 2009, Activision Blizzard expects GAAP net revenues of $4.2 billion, and GAAP earnings per diluted share of $0.22.   On a non-GAAP basis, the company expects net revenues of $4.7 billion for the calendar year.  The revenue outlook includes a reduction of more than $200 million in revenue from the company’s lower margin distribution and the co-publishing businesses and a negative year-over-year impact of more than $400 million from a stronger dollar.  On a constant exchange rate basis, however, the company expects another year of Non-GAAP revenue growth. The company’s non-GAAP earnings per diluted share are expected to be $0.61 for the calendar year.

For the March quarter 2009, Activision Blizzard expects GAAP net revenues of $860 million, and GAAP earnings per diluted share of $0.08. On a non-GAAP basis, the company expects net revenues of $550 million and $0.03 earnings per diluted share for the March quarter.

Conference Call

Today at 4:30 p.m. EST, Activision Blizzard’s management will host a conference call and Webcast to discuss Activision Blizzard’s results for the quarter and year ended December 31, 2008 and management’s outlook for 2009. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 719-325-4748 in the U.S.

Non-GAAP Financial Measures

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) the impact of the change in deferred net revenues and related costs of sales; expenses related to equity-based compensation costs; Activision Blizzard’s non-core exit operations (which is the operating results of products and operations from the historical Vivendi Games, Inc. businesses that the company has exited or is winding down); one-time costs related to the business combination between Activision, Inc. and Vivendi Games, Inc. (including transaction costs, integration costs, and restructuring activities); the amortization of intangibles and the associated changes in cost of sales resulting from purchase price accounting adjustments from the business combination; and the associated tax benefits.

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Activision Blizzard Announces Calendar Year 2008 and December Quarter Results

As online functionality becomes a more important component of gameplay, certain of the company’s online-enabled games for certain platforms contain a more-than-inconsequential separate service deliverable in addition to the product, and the company’s performance obligations for these games extends beyond the sale of the games. Vendor-specific objective evidence of fair value does not exist for the online services, as the company does not plan to separately charge for this component of online-enabled games. As a result, the company recognizes all of the revenues from the sale of these games ratably over the estimated service period. In addition, the company defers the costs of sales of those titles to match revenues.

Revenues related to the sale of World of Warcraft boxed software, including the sale of expansion packs and other ancillary revenues, is deferred and recognized ratably over the estimated customer life beginning upon activation of the software and delivery of the services.

As a consequence, the company’s non-GAAP results exclude the impact of the change in deferred revenues and related costs of sales related to certain of the company’s online-enabled games for certain of the Microsoft, Sony, Nintendo and PC platforms and for World of Warcraft boxed software, including the sale of expansion packs and other ancillary revenues, in order to provide comparable year-over-year performance.

Activision Blizzard recognizes that there are limitations associated with the use of these non-GAAP financial measures as they do not reflect net revenues, net income (loss), earnings (loss) per share and operating margin as determined in accordance with GAAP, and may reduce comparability with other companies that calculate similar non-GAAP measures differently.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of these items separately and by considering Activision Blizzard’s GAAP as well as non-GAAP results and outlook and, in this release, by presenting the most comparable GAAP measures, net revenues, net income (loss), earnings (loss) per share and operating margin directly ahead of non-GAAP net revenues, non-GAAP net income (loss), non-GAAP earnings (loss) per share, and non-GAAP operating margin, and by providing a reconciliation which indicates and describes the adjustments made.

Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance because they facilitate comparison of operating performance between periods.

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Activision Blizzard Announces Calendar Year 2008 and December Quarter Results

Management further believes that reflecting the use of non-GAAP measures that eliminate the impact of the change in deferred revenues and related costs of sales in its operating results is important when evaluating Activision Blizzard’s operating performance, and when planning, forecasting and analyzing future periods.

Management also believes that non-GAAP measures that exclude Activision Blizzard’s non-core exit operations, one-time costs related to the business combination between Activision, Inc. and Vivendi Games, Inc. (including transaction costs, integration costs, and the costs associated with restructuring activities), the amortization of intangibles and the associated changes in cost of sales resulting from purchase price accounting adjustments from the business combination, provides a better comparison to prior periods in which Activision, Inc. and Vivendi Games, Inc. were operating as stand-alone companies, and the resulting effects arising from the business combination does not affect the on-going economics of the combined entity. Management believes the use of these non-GAAP financial measures helps investors to better understand the results of Activision Blizzard. Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

These non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

These non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Comparable-Basis Presentation by Segment — Non-GAAP Comparable Measures

On July 9, 2008, the business combination between Activision, Inc. and Vivendi Games, Inc. was consummated.  As a result of the consummation of the business combination, Activision, Inc. was renamed Activision Blizzard, Inc.

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Activision Blizzard Announces Calendar Year 2008 and December Quarter Results

For accounting purposes, because the business combination resulted in Vivendi obtaining control of Activision, Inc. through the acquisition of a majority of common stock of Activision, Inc., the business combination is treated as a “reverse acquisition,” with Vivendi Games, Inc. deemed to be the accounting acquirer.  As a result, the historical financial statements of Activision Blizzard, Inc. prior to July 9, 2008 are those of Vivendi Games, Inc. and the results of Activision, Inc. prior to July 9, 2008 are not included as part of Activision Blizzard, Inc.’s historical financial statements.

As one means of analyzing Activision Blizzard, Inc.’s performance, the company presents data that combines: (1) the company’s results after July 9, 2008, (2) Vivendi Games, Inc.’s results prior to July 9, 2008 and (3) Activision, Inc.’s results prior to July 9, 2008.  Management uses information prepared on this comparable basis internally to compare results and believes that this presentation provides investors with additional useful information to understand the company’s performance on a year-over-year comparable basis.  However, the data is not presented in accordance with GAAP and is not presented in accordance with Article 11 of Regulation S-X relating to pro forma financial statements.

The non-GAAP information presented should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

The following data is presented in the attachments to this press release:

•      Non-GAAP Comparable Basis Segment Net Revenues for the three and 12 months ended December 31, 2007 and 2008

•      Non-GAAP Comparable Basis Segment Operating Income (Loss) for the three and 12 months ended December 31, 2007 and 2008

In conjunction with the business combination, Activision Blizzard, Inc. changed the manner in which senior management assesses the operating performance of, and allocates resources to, its operating segments.  As a result, the company now operates in four segments:

i.      Activision Publishing (“Activision”) —  which consists of the historical business of Activision, Inc. publishing interactive entertainment software and peripherals, and certain studios, assets, and titles previously included in Vivendi Games’ historical “Sierra” operating segment;

ii.     Blizzard —  which consists of the business of Blizzard Entertainment, Inc. and its subsidiaries publishing traditional games and online subscription-based games in the MMORPG category;

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Activision Blizzard Announces Calendar Year 2008 and December Quarter Results

iii.    Distribution —  which consists of the distribution of interactive entertainment software and hardware products; and

iv.    Activision Blizzard’s non-core exit operations (“Non-Core”) — which consists of legacy divisions or business units that the company has exited or is winding down as part of our restructuring and integration efforts as a result of the business combination.

Activision, Blizzard and Distribution are referred to collectively as Activision Blizzard Inc.’s core operations (“Core”).

With respect to periods prior to July 9, 2008, results for historical Activision, Inc. are reported in the Activision and Distribution segments. In addition, as a result of the change in operating and reporting segments, all prior period segment information has been restated to conform to this new financial statement presentation.

About Activision Blizzard

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide pure-play online, PC, console and handheld game publisher with leading market positions across every major category of the rapidly growing interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, Norway, Denmark, the Netherlands, Romania, Australia, Chile, India, Russia, Japan, South Korea, China and the region of Taiwan.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties.  Activision Blizzard generally uses words such as “outlook,” “will,” “remains,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” and similar expressions to identify forward-looking statements.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, shifts in consumer spending trends, the impact of the current macroeconomic environment, the seasonal and cyclical nature of the interactive game market, Activision Blizzard’s ability to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of Activision Blizzard’s products, adoption rate and availability of new hardware and related software, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, litigation against Activision Blizzard, maintenance of relationships with key personnel, customers, vendors and third-

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Activision Blizzard Announces Calendar Year 2008 and December Quarter Results

party developers, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates, integration of recent acquisitions and the identification of suitable future acquisition opportunities, Activision Blizzard’s success in integrating the operations of Activision and Vivendi Games in a timely manner, or at all, and the combined Company’s ability to realize the anticipated benefits and synergies of the transaction to the extent, or in the timeframe, anticipated, and the other factors identified in the risk factors section of Activision Blizzard’s quarterly reports on Form 10-Q for the June 30 and September 30, 2008 quarters. The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except earnings (loss) per share data)

	Quarter ended December 31,		Year ended December 31,
	2008	2007*	2008	2007*
	(Unaudited)	(Unaudited)	(Unaudited)

Net revenues:
Product sales	$1,319	$211	$1,872	$457
Subscription, licensing and other revenues	320	242	1,154	892
Total net revenues	1,639	453	3,026	1,349

Costs and expenses:
Cost of sales - product costs	805	74	1,160	171
Cost of sales - software royalties and amortization	179	39	267	52
Cost of sales - intellectual property licenses	174	4	219	9
Cost of sales - massively multi-play online game (“MMOG”)	53	45	193	204
Product development	196	122	592	397
Sales and marketing	244	67	464	172
Restructuring costs	32	—	93	(1)
General and administrative	104	57	271	166
Total costs and expenses	1,787	408	3,259	1,170
Operating income (loss)	(148)	45	(233)	179
Investment income (loss), net	18	1	46	(4)
Income (loss) before income tax provision (benefit)	(130)	46	(187)	175
Income tax benefit	(58)	(40)	(80)	(52)
Net income (loss)	$(72)	$86	$(107)	$227

Basic earnings (loss) per share	$(0.05)	$0.15	$(0.11)	$0.38
Weighted average common shares outstanding	1,326	591	946	591

Diluted earnings (loss) per share	$(0.05)	$0.15	$(0.11)	$0.38
Weighted average common shares outstanding assuming dilution	1,326	591	946	591

*On July 9, 2008, a business combination (the “Business Combination”) by and among Activision, Inc., Sego Merger Corporation, a wholly-owned subsidiary of Activision, Inc., Vivendi S.A. (“Vivendi”), VGAC LLC, a wholly-owned subsidiary of Vivendi (“VGAC”), and Vivendi Games, Inc., a wholly-owned subsidiary of VGAC (“Vivendi Games” or “VG”), was consummated.  As a result of the consummation of the Business Combination, Activision, Inc. was renamed Activision Blizzard, Inc.

For accounting purposes, because the Business Combination resulted in Vivendi obtaining control of Activision, Inc. through the acquisition of a majority of common stock of Activision, Inc., the Business Combination is treated as a “reverse acquisition,” with Vivendi Games deemed to be the acquirer.  As a result, (i) the historical financial statements of the company prior to July 9, 2008 are those of Vivendi Games, Inc. and (ii) the results of Activision, Inc. prior to July 9, 2008 are not included as part of the company’s historical financial statements.

Further, earnings per share for periods prior to the Business Combination are retrospectively adjusted to reflect the number of equivalent shares received by Vivendi, former parent of Vivendi Games, Inc.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	December 31,	December 31,
	2008	2007*
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,958	$62
Short-term investments	44	3
Accounts receivable, net	1,210	112
Inventories	262	21
Software development	235	25
Intellectual property licenses	35	9
Deferred income taxes	587	143
Intangible assets, net	14	—
Other current assets	201	23
Total current assets	5,546	398
Long-term investments	78	—
Software development	1	51
Intellectual property licenses	5	8
Property and equipment, net	149	129
Deferred income taxes	85	24
Other assets	30	6
Intangible assets, net	1,283	7
Trade name	433	53
Goodwill	7,227	203
Total assets	$14,837	$879

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$555	$49
Deferred revenues	923	197
Deferred income taxes	51	—
Accrued expenses and other liabilities	842	282
Total current liabilities	2,371	528
Deferred income taxes	700	—
Other liabilities	239	111
Total liabilities	3,310	639

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	12,170	490
Net receivable from Vivendi and affiliated companies	—	77
Retained earnings (accumulated deficit)	(474)	(367)
Accumulated other comprehensive income (loss)	(43)	40
Treasury stock	(126)	—
Total shareholders’ equity	11,527	240
Total liabilities and shareholders’ equity	$14,837	$879

*On July 9, 2008, a business combination (the “Business Combination”) by and among Activision, Inc., Sego Merger Corporation, a wholly-owned subsidiary of Activision, Inc., Vivendi S.A. (“Vivendi”), VGAC LLC, a wholly-owned subsidiary of Vivendi (“VGAC”), and Vivendi Games, Inc., a wholly-owned subsidiary of VGAC (“Vivendi Games” or “VG”), was consummated.  As a result of the consummation of the Business Combination, Activision, Inc. was renamed Activision Blizzard, Inc.

For accounting purposes, because the Business Combination resulted in Vivendi obtaining control of Activision, Inc. through the acquisition of a majority of common stock of Activision, Inc., the Business Combination is treated as a “reverse acquisition,” with Vivendi Games deemed to be the acquirer.  As a result, (i) the historical financial statements of the company prior to July 9, 2008 are those of Vivendi Games, Inc. and (ii) the results of Activision, Inc. prior to July 9, 2008 are not included as part of the company’s historical financial statements.

Further, earnings per share for periods prior to the Business Combination are retrospectively adjusted to reflect the number of equivalent shares received by Vivendi, former parent of Vivendi Games, Inc.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(In millions, except earnings (loss) per share data)

Quarter ended December 31, 2008	Net Revenues	Cost of Sales - Product costs	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual property licenses	Cost of Sales - MMOG	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement	$1,639	$805	$179	$174	$53	$196	$244	$104	$32	$1,787
Less: Changes in deferred net revenues and related cost of sales (a)	705	135	61	19	—	—	—	—	—	215
Less: Equity-based compensation (including purchase price accounting related adjustments) (b)	—	—	(4)	—	—	(10)	(4)	(25)	—	(43)
Less: Results of Activision Blizzard’s non-core exit operations (c)	(1)	—	—	—	—	(10)	(3)	(3)	—	(16)
Less: One time costs related to the Vivendi transaction, integration and restructuring (d)	—	—	—	—	—	—	—	(11)	(32)	(43)
Less: Amortization of intangibles and purchase price accounting related adjustments (e)	—	(7)	(71)	(118)	—	—	(4)	(1)	—	(201)
										—
Non-GAAP Measurement	$2,343	$933	$165	$75	$53	$176	$233	$64	$—	$1,699

Quarter ended December 31, 2008	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$(148)	$(72)	$(0.05)	$(0.05)
Less: Changes in deferred net revenues and related cost of sales (a)	490	313	0.24	0.23
Less: Equity-based compensation (including purchase price accounting related adjustments) (b)	43	26	0.02	0.02
Less: Results of Activision Blizzard’s non-core exit operations (c)	15	11	0.01	0.01
Less: One time costs related to the Vivendi transaction, integration and restructuring (d)	43	30	0.02	0.02
Less: Amortization of intangibles and purchase price accounting related adjustments (e)	201	121	0.09	0.09

Non-GAAP Measurement	$644	$429	$0.32	$0.31

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to employee stock options, employee stock purchase plan and restricted stock rights under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.”

(c) Reflects the results of products and operations from the historical Vivendi Games businesses that the company has exited or is winding down.

(d) Reflects one-time costs related to the business combination with Vivendi Games (including transaction costs, integration costs and restructuring activities). Restructuring activities includes severance costs, facility exit costs and balance sheet write down and exit costs from the cancellation of projects.

(e) Reflects amortization of intangible assets, and the increase in the fair value of inventories and associated cost of sales, all of which relate to purchase price accounting related adjustments.

See explanation above regarding the Company’s practice on reporting non-GAAP financial measures. The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Quarter and Year Ended December 31, 2008

(Amounts in millions)

	Quarter Ended				Percent
	December 31, 2008		December 31, 2007		Increase
	Amount	% of Total	Amount	% of Total	(Decrease)
Geographic Revenue Mix
North America	$903	55%	$198	44%	356%
Europe	660	40%	180	40%	267%
Asia Pacific	75	5%	74	16%	1%
Total net revenues core operations	1,638	100%	452	100%	262%

Non-core operations	1	0%	1	0%	0%
Total consolidated net revenues	$1,639	100%	$453	100%	262%

Segment/Platform Mix
Activision and Blizzard:
MMOG	$325	20%	$279	62%	16%
Console	958	59%	103	23%	830%
Hand-held	135	8%	43	10%	214%
PC	49	3%	27	5%	81%
Total Activision and Blizzard net revenues	1,467	90%	452	100%	225%

Total Distribution net revenues	171	10%	—	0%	n/a
Total net revenues core operations	1,638	100%	452	100%	262%

Non-core operations	1	0%	1	0%	0%
Total consolidated net revenues	$1,639	100%	$453	100%	262%

	Year Ended				Percent
	December 31, 2008		December 31, 2007		Increase
	Amount	% of Total	Amount	% of Total	(Decrease)
Geographic Revenue Mix
North America	$1,494	49%	$620	46%	141%
Europe	1,287	42%	555	41%	132%
Asia Pacific	228	8%	164	12%	39%
Total net revenues core operations	3,009	99%	1,339	99%	125%

Non-core operations	17	1%	10	1%	70%
Total consolidated net revenues	$3,026	100%	$1,349	100%	124%

Segment/Platform Mix
Activision and Blizzard:
MMOG	$1,152	38%	$1,024	76%	13%
Console	1,294	43%	157	11%	724%
Hand-held	237	8%	64	5%	270%
PC	99	3%	94	7%	5%
Total Activision and Blizzard net revenues	2,782	92%	1,339	99%	108%

Total Distribution net revenues	227	7%	—	0%	n/a
Total net revenues core operations	3,009	99%	1,339	99%	125%

Non-core operations	17	1%	10	1%	70%
Total consolidated net revenues	$3,026	100%	$1,349	100%	124%

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Quarter and Year Ended December 31, 2008

	Quarter Ended	Quarter Ended	Year Ended	Year Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Activision & Blizzard Net Revenues

MMOG	22%	62%	41%	77%

PC	3%	6%	4%	7%

Console	66%	23%	47%	12%
Sony PlayStation 3	11%	2%	9%	2%
Sony PlayStation 2	14%	9%	10%	5%
Microsoft Xbox 360	19%	7%	13%	3%
Nintendo Wii	22%	5%	15%	2%

Hand-held	9%	9%	8%	4%
Sony PlayStation Portable	1%	3%	1%	2%
Nintendo Dual Screen	8%	5%	7%	2%
Nintendo Game Boy Advance	0%	1%	0%	0%

Total Activision & Blizzard net revenues	100%	100%	100%	100%

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the twelve months ended December 31, 2008 and 2007

GAAP to Non-GAAP Reconciliations

Segment Information - Comparable Basis Segment Operating Income (Loss) (amounts in millions)

						Segments / Consolidated Total
Twelve months ended December 31, 2008	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Non-Core (v)

Segment operating income (loss) (VG Jan. 1-Dec. 31, Activision July 10-Dec. 31)	$307	$704	$22	$1,033	$(266)	$767

Reconciliation to GAAP consolidated operating income (loss)
- Net effect from deferral of net revenues and cost of sales						(496)
- Stock-based compensation						(90)
- Restructuring expenses						(93)
- Amortization of intangible assets and purchase price accounting related adjustments						(292)
- Integration and transaction costs						(29)

Consolidated operating income (loss) (GAAP)						$(233)

Comparable Presentation Adjustments:
Including Activision, Inc. prior periods from July 1 to July 9, 2008
Segment operating income (loss)	(10)	—	1	(9)		(9)
Reconciliation to consolidated operating income (loss)
- Stock-based compensation						(3)
- Integration and transaction costs						(38)
Consolidated operating income (loss)						$(50)

Including Activision, Inc. prior periods for the six months ended June 30, 2008
Segment operating income (loss)	172	—	4	176		176
Reconciliation to consolidated operating income (loss)
- Stock-based compensation						(29)
- Integration and transaction costs						(12)
Consolidated operating income (loss)						$135

Non-GAAP Comparable Basis Segment Operating Income (Loss)	$469	$704	$27	$1,200

						Segments /
Twelve months ended December 31, 2007	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Non-Core (v)	Consolidated Total

Segment operating income (loss) (VG only)	$(13)	$568	$—	$555	$(198)	$357

Reconciliation to GAAP consolidated operating income (loss)
- Net effect from deferral of net revenues and cost of sales						(38)
- Stock-based compensation						(137)
- Restructuring expenses						1
- Amortization of intangible assets and purchase price accounting related adjustments						(4)

Consolidated operating income (loss) (GAAP)						$179

Comparable Presentation Adjustment:
Including Activision, Inc. prior periods for the twelve months ended December 31, 2007
Segment operating income (loss)	424	—	15	439		439
Reconciliation to consolidated operating income (loss)
- Stock-based compensation						(43)
Consolidated operating income (loss)						$396

Non-GAAP Comparable Basis Segment Operating Income (Loss)	$411	$568	$15	$994
- Change in comparable basis — twelve months ended December 31, 2008 vs. 2007				21%

(i) Activision Publishing (“Activision”) –  which consists of the historical business of Activision, Inc. publishing interactive entertainment software and peripherals, and certain studios, assets, and titles previously included in Vivendi Games’ historical “Sierra” operating segment.

(ii) Blizzard –  which consists of the business of Blizzard Entertainment, Inc. and its subsidiaries publishing traditional games and online subscription-based games in the MMOG category.

(iii) Distribution –  which consists of the distribution of interactive entertainment software and hardware products.

(iv) Activision, Blizzard and Distribution are referred to collectively as Activision Blizzard Inc.’s core operations (“Core”).

(v) Activision Blizzard’s non-core exit operations (“Non-Core”) – which consists of legacy divisions or business units that the company has exited or is winding down as part of our restructuring and integration efforts as a result of the business combination.

To conform to current period measurement of segment operating income, inter-segment adjustments were not included as a measurement of the segment profit or loss for the quarter and year ended December 31, 2007. This is consistent with our measurement of segment profit or loss for the quarter and year ended December 31, 2008.  It was determined that excluding these inter-segment adjustments would result in the most comparable presentation of segment performance. Therefore, for the quarter and year ended December 31, 2008, and 2007, we have excluded these inter-segment adjustments. For our previously issued September 30, 2008 results, the nine and three months ended September 30, 2007 measurement of segment operating income included inter-segment adjustments of $41 million and $11 million in Activision, $5 million and $1 million in Blizzard, and ($46) million and ($12) million in Non-Core, respectively. Excluding these inter-segment adjustments for the nine and three months ended September 30, 2007, Activision segment operating income would have reported as ($38) and ($8) million, Blizzard segment operating income would have reported as $452 million and $133 million, and Non-Core segment operating income would have reported as ($132) million and ($52) million, respectively. There is no effect to the reported segment and consolidated operating income for the nine and three months ended September 30, 2008, and there is no impact to the consolidated operating income for the nine and three months ended September 30, 2007.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Three Months Ended December 31, 2008 and 2007

GAAP to Non-GAAP Reconciliations

Segment Information - Comparable Basis Segment Operating Income (Loss) (amounts in millions)

Three months ended December 31, 2008	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Non-Core (v)	Segments / Consolidated Total

Segment operating income (loss)	$368	$257	$19	$644	$(15)	$629

Reconciliation to GAAP consolidated operating income (loss)
- Net effect from deferral of net revenues and cost of sales						(490)
- Stock-based compensation						(43)
- Restructuring expenses						(32)
- Amortization of intangible assets and purchase price accounting related adjustments						(201)
- Integration and transaction costs						(11)

Consolidated operating income (loss) (GAAP)						$(148)

Non-GAAP Comparable Basis Segment Operating Income (Loss)	$368	$257	$19	$644

Three months ended December 31, 2007	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Non-Core (v)	Segments / Consolidated Total

Segment operating income (loss) (VG only)	$24	$116	$—	$140	$(63)	$77

Reconciliation to GAAP consolidated operating income (loss)
- Net effect from deferral of net revenues and cost of sales						30
- Stock-based compensation						(61)
- Amortization of intangible assets and purchase price accounting related adjustments						(1)

Consolidated operating income (loss) (GAAP)						$45

Comparable Presentation Adjustment:
Including Activision, Inc. prior periods for the three months ended December 31, 2007

Segment operating income (loss)	412	—	14	426		426
Reconciliation to consolidated operating income (loss)
- Stock-based compensation						(21)
Consolidated operating income (loss)						$405

Non-GAAP Comparable Basis Segment Operating Income (Loss)	$436	$116	$14	$566
- Change in comparable basis — three months ended December 31, 2008 vs. 2007				14%

(i) Activision Publishing (“Activision”) — which consists of the historical business of Activision, Inc. publishing interactive entertainment software and peripherals, and certain studios, assets, and titles previously included in Vivendi Games’ historical “Sierra” operating segment.

(ii) Blizzard — which consists of the business of Blizzard Entertainment, Inc. and its subsidiaries publishing traditional games and online subscription-based games in the MMOG category.

(iii) Distribution — which consists of the distribution of interactive entertainment software and hardware products.

(iv) Activision, Blizzard and Distribution are referred to collectively as Activision Blizzard Inc.’s core operations (“Core”).

(v) Activision Blizzard’s non-core exit operations (“Non-Core”) — which consists of legacy divisions or business units that the company has exited or is winding down as part of our restructuring and integration efforts as a result of the business combination.

To conform to current period measurement of segment operating income, inter-segment adjustments were not included as a measurement of the segment profit or loss for the quarter and year ended December 31, 2007. This is consistent with our measurement of segment profit or loss for the quarter and year ended December 31, 2008.  It was determined that excluding these inter-segment adjustments would result in the most comparable presentation of segment performance. Therefore, for the quarter and year ended December 31, 2008, and 2007, we have excluded these inter-segment adjustments. For our previously issued September 30, 2008 results, the nine and three months ended September 30, 2007 measurement of segment operating income included inter-segment adjustments of $41 million and $11 million in Activision, $5 million and $1 million in Blizzard, and ($46) million and ($12) million in Non-Core, respectively. Excluding these inter-segment adjustments for the nine and three months ended September 30, 2007, Activision segment operating income would have reported as ($38) million and ($8) million, Blizzard segment operating income would have reported as $452 million and $133 million, and Non-Core segment operating income would have reported as ($132) million and ($52) million, respectively. There is no effect to the reported segment and consolidated operating income for the nine and three months ended September 30, 2008, and there is no impact to the consolidated operating income for the nine and three months ended September 30, 2007.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Twelve Months Ended December 31, 2008 and 2007

GAAP to Non-GAAP Reconciliations

Segment Information - Comparable Basis Segment Net Revenues (amounts in millions)

						Segments /
Twelve months ended December 31, 2008	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Non-Core (v)	Consolidated Total

Segment net revenues (VG Jan. 1-Dec. 31, Activision July 10-Dec. 31)	$2,152	$1,343	$227	$3,722	$17	$3,739

Reconciliation to GAAP consolidated net revenues
- Net effect from deferral of net revenues						(713)

Consolidated net revenues (GAAP)						$3,026

Comparable Presentation Adjustments:
Including Activision, Inc. prior periods from July 1 to July 9, 2008
Segment net revenues	35	—	18	53

Including Activision, Inc. prior periods for the six months June 30, 2008
Segment net revenues	1,092	—	165	1,257

Non-GAAP Comparable Basis Segment Net Revenues	$3,279	$1,343	$410	$5,032

						Segments /
Twelve months ended December 31, 2007	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Non-Core (v)	Consolidated Total

Segment net revenues (VG only)	$272	$1,107	$—	$1,379	$10	$1,389

Reconciliation to GAAP consolidated net revenues
- Net effect from deferral of net revenues						(40)

Consolidated net revenues (GAAP)						$1,349

Comparable Presentation Adjustment:
Including Activision, Inc. prior periods for the twelve months ended December 31, 2007
Segment net revenues	2,200	—	408	2,608

Non-GAAP Comparable Basis Segment Net Revenues	$2,472	$1,107	$408	$3,987
- Change in comparable basis — twelve months ended December 31, 2008 vs. 2007				26%

(i) Activision Publishing (“Activision”) —  which consists of the historical business of Activision, Inc. publishing interactive entertainment software and peripherals, and certain studios, assets, and titles previously included in Vivendi Games’ historical “Sierra” operating segment.

(ii) Blizzard —  which consists of the business of Blizzard Entertainment, Inc. and its subsidiaries publishing traditional games and online subscription-based games in the MMOG category.

(iii) Distribution —  which consists of the distribution of interactive entertainment software and hardware products.

(iv) Activision, Blizzard and Distribution are referred to collectively as Activision Blizzard Inc.’s core operations (“Core”).

(v) Activision Blizzard’s non-core exit operations (“Non-Core”) — which consists of legacy divisions or business units that the company has exited or is winding down as part of our restructuring and integration efforts as a result of the business combination.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Three Months Ended December 31, 2008 and 2007

GAAP to Non-GAAP Reconciliations

Segment Information - Comparable Basis Net Revenues (amounts in millions)

						Segments /
Three months ended December 31, 2008	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Non-Core (v)	Consolidated Total

Segment net revenues	$1,695	$477	$171	$2,343	$1	$2,344

Reconciliation to GAAP consolidated net revenues
- Net effect from deferral of net revenues						(705)

Consolidated net revenues (GAAP)						$1,639

Non-GAAP Comparable Basis Segment Net Revenues	$1,695	$477	$171	$2,343

						Segments /
Three months ended December 31, 2007	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Non-Core (v)	Consolidated Total

Segment net revenues (VG only)	$164	$251	$—	$415	$1	$416

Reconciliation to GAAP consolidated net revenues
- Net effect from deferral of net revenues						37

Consolidated net revenues (GAAP)						$453

Comparable Presentation Adjustment:
Including Activision, Inc. prior periods for the three months ended December 31, 2007

Segment net revenues	1,308	—	174	1,482

Non-GAAP Comparable Basis Segment Net Revenues	$1,472	$251	$174	$1,897
- Change in comparable basis — three months ended December 31, 2008 vs. 2007				24%

(i) Activision Publishing (“Activision”) —  which consists of the historical business of Activision, Inc. publishing interactive entertainment software and peripherals, and certain studios, assets, and titles previously included in Vivendi Games’ historical “Sierra” operating segment.

(ii) Blizzard —  which consists of the business of Blizzard Entertainment, Inc. and its subsidiaries publishing traditional games and online subscription-based games in the MMOG category.

(iii) Distribution —  which consists of the distribution of interactive entertainment software and hardware products.

(iv) Activision, Blizzard and Distribution are referred to collectively as Activision Blizzard Inc.’s core operations (“Core”).

(v) Activision Blizzard’s non-core exit operations (“Non-Core”) — which consists of legacy divisions or business units that the company has exited or is winding down as part of our restructuring and integration efforts as a result of the business combination.

Activision Blizzard Outlook

For the Quarter Ending March 31, 2009 and Year Ending

December 31, 2009

GAAP to Non-GAAP Reconciliation

(In millions, except earnings (loss) per share data)

	Outlook for	Outlook for
	Quarter Ending	Year Ending
	March 31, 2009	December 31, 2009

Net Revenues (GAAP)	$860	$4,200

Excluding the impacts of:
Change in deferred net revenues	(310)	500	(a)

Non-GAAP Net Revenues	$550	$4,700

Earnings Per Diluted Share (GAAP)	$0.08	$0.22

Excluding the impacts of:
Change in deferred net revenues and related cost of sales	(0.10)	0.15	(b)
Equity based compensation (including purchase price accounting related adjustments)	0.02	0.08	(c)
Results of products and operations that the company has exited or is winding down	0.00	0.01	(d)
One time costs related to the Vivendi transaction, integration and restructuring	0.01	0.02	(e)
Amortization of intangibles and purchase price accounting related adjustments	0.02	0.13	(f)

Non-GAAP Earnings Per Diluted Share	$0.03	$0.61

(a)	Reflects the net change in deferred net revenues.
(b)	Reflects the net change in deferred net revenues and related cost of sales.
(c)

Reflects equity based compensation costs, including the increase in fair value associated with the historical Activision stock awards as part of the purchase price accounting adjustments. Also includes the costs of the Blizzard Entertainment equity plan and Vivendi awards to historical Vivendi Games employees.

(d)	Reflects the results of products and operations from the historical Vivendi Games businesses that the company has exited or is winding down and exit costs from the cancellation of projects.
(e)

Reflects one-time costs related to the business combination with Vivendi Games (including transaction costs, integration costs and restructuring activities). Restructuring activities includes severance costs and facility exit costs.

(f)	Reflects amortization of intangible assets, the increase in the fair value of inventories and associated cost of sales, all of which relate to purchase price accounting related adjustments.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.